UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019

SUSGLOBAL ENERGY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	333-209143	38-4039116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Davenport Road
Toronto, ON, Canada, M5R 1J2
(Address of principal executive offices, including zip code)

(416) 223-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b -2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry into a Material Definitive Agreement.

Letter of Intent

SusGlobal Energy Belleville Ltd. (“SusGlobal Belleville”), a wholly owned subsidiary of SusGlobal Energy Corp. (the “Company”) entered into a binding letter of intent (the “Letter of Intent”) with two sellers (the “Sellers”) for the purchase of certain assets, including approximately 39 acres of property (of which the Company is currently a lessee of approximately 14 acres) in Belleville, Ontario, Canada (the “Assets”). The Letter of Intent provides that SusGlobal Belleville and the Sellers will negotiate the terms of a purchase and sale agreement (the “Asset Purchase Agreement”) for the purchase of the Assets.

Subject to the execution of an Asset Purchase Agreement, the Letter of Intent sets forth certain terms, including the purchase price of the Assets in the amount equal to USD$1,332,153 (CAD$1,767,250) in cash, which is to be paid upon closing of the Asset Purchase Agreement. Although the Letter of Intent is dated January 8, 2019, the Letter of Intent became effective upon the non-refundable payment of USD$54,274 (CAD$72,000) in cash advanced by the Company to the Sellers on February 5, 2019. If the Asset Purchase Agreement is executed, SusGlobal Belleville will become the owner of the approximate 39 acres of property and will no longer be a lessee of the existing approximate 14 acre portion.

This Letter of Intent may be terminated by either SusGlobal Belleville or the Sellers at any time after February 5, 2019 if an Asset Purchase Agreement has not been entered into with a final closing date.

On February 20, 2019, the Company issued a press release announcing the Letter of Intent (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto.

The foregoing descriptions of the Letter of Intent and the Press Release do not purport to be complete and are qualified in their entirety by reference to the Letter of Intent and the Press Release, the forms of which are filed as, respectively, Exhibits 10.1 and 99.1 hereto.

Item 9.01 Financial Statements Exhibits.

Exhibit
Number	Description
10.1	Letter of Intent dated January 8, 2019 by and between SusGlobal Energy Belleville Ltd. and David Moore and Kim Moore
99.1	Press Release dated February 20, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SusGlobal Energy Corp.

Date: February 20, 2019	By: /s/ Marc Hazout
Marc Hazout
Executive Chairman and President